Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2008, accompanying the consolidated financial statements included in the Annual Report of ICF International, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of ICF International, Inc. on Forms S-8 (File No. 33-137975, effective October 13, 2006 and File No. 33-142265, effective April 20, 2007).

/s/ Grant Thornton LLP

McLean, Virginia
March 17, 2008